UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2018

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
 1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)
(856) 346-8200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE
This Current Report on Form 8-K is being filed by American Water Works Company, Inc. (“American Water”) to report the following:

•
the amendment and restatement of American Water Capital Corp.’s existing credit agreement with respect to its revolving credit facility to increase the total maximum commitments thereunder from $1.75 billion to $2.25 billion and to extend the expiration of the existing credit agreement from June 2020 to March 2023; and

•	an increase in the size of AWCC’s commercial paper program (the “CP Program”) from a maximum of $1.6 billion of commercial paper notes outstanding at any one time to a maximum of $2.1 billion.

Item 1.01.	Entry into a Material Definitive Agreement.
On March 21, 2018, American Water and American Water Capital Corp. (“AWCC”), a wholly owned finance subsidiary of American Water, amended and restated that certain Amended and Restated Credit Agreement, dated as of June 30, 2015, by and among American Water, AWCC, each of the lenders party thereto (each, a “Lender”), Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Mizuho Bank, Ltd. and PNC Bank, National Association, as co-documentation agents (the “Existing Credit Agreement”, and, as so amended and restated, the “Credit Agreement”), with respect to AWCC’s unsecured revolving credit facility thereunder. The revolving credit facility is used principally to support the CP Program and to provide a sub-limit of up to $150 million for letters of credit. American Water has executed the Credit Agreement solely to acknowledge and agree that (i) obligations owing by AWCC under the Credit Agreement will constitute “debt” under that certain Support Agreement, dated as of June 22, 2000, as amended on July 26, 2000, by and between American Water and AWCC (the “Support Agreement”), which serves as a functional equivalent of a guarantee by American Water of AWCC’s payment obligations under the Credit Agreement, and (ii) the Credit Agreement will contain representations, warranties and covenants that relate to American Water and that a breach of any of those representations or warranties, or a failure by AWCC to comply with such covenants, could result in an event of default under the Credit Agreement.
The Credit Agreement increases the total maximum commitments under the Existing Credit Agreement from $1.75 billion to $2.25 billion and extends the expiration of the Existing Credit Agreement from June 2020 to March 2023. AWCC may from time to time cause the total maximum commitments under the Credit Agreement to be increased, provided that the aggregate amount of all such commitment increases may not exceed $500 million. AWCC may also request from the Lenders an extension of the expiration date of the Credit Agreement for up to two one-year periods. Such increases and extensions must satisfy certain conditions and, in the case of a request to extend the expiration date of the Credit Agreement, receive approval of the Required Lenders, all as set forth in the Credit Agreement. The financial covenants with respect to the Revolving Credit Facility remain unchanged.
In the ordinary course of business, certain of the Lenders and their respective affiliates have from time to time engaged, and likely will in the future engage, in transactions with, and from time to time have performed various financial advisory, commercial banking, investment banking, treasury, trustee and other services for, and likely will in the future perform such services for, AWCC, American Water and their affiliates, for which they received, or will continue to receive, customary fees or compensation. In addition, affiliates of certain of the Lenders act as paying agent or dealer under AWCC’s commercial paper program.
The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a)    American Water and AWCC are parties to that certain Second Amended and Restated Credit Agreement, dated as of March 21, 2018, by and among American Water, AWCC, each of the Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Mizuho Bank, Ltd., PNC Bank, National Association and U.S. Bank National Association, as co-documentation agents, with respect to the revolving credit facility. As of March 21, 2018, no amounts have been borrowed by AWCC under the Credit Agreement, except with respect to letters of credit previously issued under the Credit Agreement’s $150 million letter of credit sub-limit.
The Credit Agreement contains certain representations and warranties made by AWCC and American Water at the time such Loan Agreement was entered into and, under the terms of the Loan Agreement, AWCC must be in compliance with specified covenants, including (i) the requirement that AWCC maintains a ratio of total consolidated debt to consolidated total capitalization of not more than 0.70 to 1.0, computed in accordance with the terms of the Credit Agreement, (ii) a restriction on the incurrence of liens (other than liens permitted by the Credit Agreement) on the assets of American Water, AWCC or any of American Water’s significant subsidiaries, (iii) restrictions on sale-leaseback transactions by AWCC, American Water or any of American Water’s significant subsidiaries, (iv) not causing the Support Agreement to be canceled or terminated, or amended in such a way as to adversely affect the rights of the Lenders, and (v) AWCC engaging in any business, operations or activities other than financing activities for and on behalf of American Water and its other subsidiaries. The Credit Agreement does not include any rating triggers.
The occurrence of an event of default under the Credit Agreement could result in the acceleration of the repayment obligations of AWCC thereunder. The events of default in the Credit Agreement include, but are not limited to (i) the failure of AWCC to pay when due principal or interest under the Credit Agreement, (ii) the failure to observe or perform AWCC’s covenants contained in the Credit Agreement (including the covenants described in the preceding paragraph), subject in certain circumstances to grace periods and notice requirements provided in the Credit Agreement, (iii) any representation, warranty, certification or statement made by or on behalf of AWCC under the Credit Agreement or under any loan document or other document delivered pursuant to the Credit Agreement or a loan document being incorrect in any material respect when made, (iv) the failure of AWCC, American Water or any significant subsidiary of American Water to pay amounts due under certain other indebtedness, (v) the default of American Water in the performance or observance of any obligation or condition under specified provisions of the Support Agreement, (v) the occurrence of certain bankruptcy events, judgments or decrees against AWCC, American Water or any significant subsidiary of American Water, (vi) the failure of AWCC, American Water or any significant subsidiary of American Water to pay or otherwise discharge certain monetary judgments, (vii) the occurrence of certain events under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or with respect to certain employee pension benefit plans covered by ERISA, (viii) the unenforceability of any material provision of the Support Agreement, or the assertion by any court or governmental or regulatory body having jurisdiction over American Water of the unenforceability of any such provision in writing, or the contesting by American Water of the validity or enforceability of any such provision, (ix) the occurrence of a change of control (as defined in the Credit Agreement) involving American Water, or (x) American Water ceasing to own, directly or indirectly, all of the common stock of AWCC.
The information provided under Item 1.01 of this Form 8-K is incorporated by reference herein in response to this Item 2.03.
Item 8.01.    Other Events.
On March 21, 2018, AWCC increased the size of the CP Program to permit the issuance of short-term commercial paper notes by AWCC in an aggregate principal amount not to exceed $2.1 billion outstanding at any time. Prior to this increase, the CP Program permitted AWCC to issue short-term commercial paper notes in an aggregate principal amount not to exceed $1.6 billion outstanding at any time. The notes issued by AWCC under the CP Program are considered “debt” for purposes of the Support Agreement. As of March 20, 2018, AWCC had $1,183 million in commercial paper outstanding.
The commercial paper notes and related obligations of American Water under the Support Agreement have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from such registration requirements. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy commercial paper notes issued by AWCC from time to time under the CP Program or the related support obligations of American Water under the Support Agreement.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit has been filed herewith:

Exhibit No.	Description of Exhibit

10.1
Second Amended and Restated Credit Agreement, dated as of March 21, 2018, by and among American Water, AWCC, each of the Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Mizuho Bank, Ltd., PNC Bank, National Association, and U.S. Bank National Association, as co-documentation agents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: March 21, 2018	By:	/s/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer